UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490

Morrisville, NC 27560

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On October 8, 2021, Tenax Therapeutics, Inc. (the “Company”) and Michael B. Jebsen, the Company's President and Chief Financial Officer, agreed that Mr. Jebsen would separate from the Company effective October 29, 2021 (the “Separation Date”). As of the Separation Date, the Company’s current Chief Executive Officer and principal executive officer, Christopher T. Giordano, will assume the additional position of President of the Company. Information regarding Mr. Giordano’s business experience and a description of his employment agreement with the Company are included in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 8, 2021, and are incorporated herein by reference. Mr. Giordano, age 47, has no familial relationships with any executive officer or director of the Company. Other than his employment with the Company, there have been no transactions in which the Company has participated and in which Mr. Giordano had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company’s Board of Directors (the “Board”) is in the process of conducting a search for a permanent Chief Financial Officer. In the interim, the Company has entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), dated October 14, 2021, providing for the engagement of Eliot M. Lurier, a consultant with Danforth, as Interim Chief Financial Officer of the Company (the “Danforth Consulting Agreement”). Pursuant to the Danforth Consulting Agreement, Mr. Lurier will be responsible for the Company’s accounting and finance functions and will serve as the Company’s principal financial officer and principal accounting officer beginning on the Separation Date. Mr. Lurier will provide services to the Company under the Danforth Consulting Agreement as an independent contractor. The Danforth Consulting Agreement may be terminated by the Company or Danforth (a) with cause (as defined in the Danforth Consulting Agreement), immediately upon written notice to the other party or (b) without cause upon 30 days prior written notice to the other party. Pursuant to the Danforth Consulting Agreement, Danforth will receive cash compensation at a rate of $400 per hour for Mr. Lurier’s services, which rate may be increased by up to 4%, effective January 1, 2023.

Since July 2021, Mr. Lurier has served as a consultant to several companies through Danforth, an advisory firm that provides operational and strategic support services to life science companies. Prior to joining Danforth, from September 2014 to December 2020, Mr. Lurier was Chief Financial Officer of the Joslin Diabetes Center, Inc., a preeminent diabetes research, clinical care, and education organization. Prior to that, from April 2008 to September 2014, Mr. Lurier was Chief Financial Officer of Interleukin Genetics, Inc., during which time it was a public company. From April 2005 to April 2008, Mr. Lurier was Vice President, Finance and Administration and Chief Financial Officer of NUCRYST Pharmaceuticals, where he assisted in its initial public offering and where he was responsible for the company’s SEC reporting and the implementation of Sarbanes-Oxley requirements. From April 2004 to March 2005, Mr. Lurier served as Chief Financial Officer and Chief Operating Officer for Bridge Pharmaceuticals, Inc., where he established policies for managing business operations. From 1983 to 2004, Mr. Lurier held a number of senior-level financial positions, including Chief Financial Officer of Admetric Biochem, Inc., and Chief Financial Officer, Treasurer and Vice President of Finance of Ascent Pediatrics, Inc. From 1981 to 1983, Mr. Lurier was an auditor at Coopers and Lybrand in Boston, Massachusetts. Mr. Lurier holds a B.S. in Accounting from Syracuse University and is a Certified Public Accountant in Massachusetts.

Mr. Lurier, age 63, has no familial relationships with any executive officer or director of the Company. Other than his consultancy with the Company, there have been no transactions in which the Company has participated and in which Mr. Lurier had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

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In connection with Mr. Jebsen’s separation from the Company, the Company and Mr. Jebsen have entered into a separation and release agreement dated October 14, 2021 (the “Jebsen Separation Agreement”). The Company is treating this as a termination without cause. Subject to Mr. Jebsen’s execution of a general release of claims, Mr. Jebsen will receive severance consistent with the terms of his Second Amended and Restated Employment Agreement, dated on or about November 13, 2013, for termination without cause including: (i) a lump sum payment in an amount equal to 12 months of his regular base salary, minus applicable withholdings; (ii) payment of his 2021 annual bonus prorated for his period of service; and (iii) continuation coverage under COBRA for 12 months following the Separation Date.

The Company and Mr. Jebsen also have entered into a consulting agreement dated October 14, 2021 (the “Jebsen Consulting Agreement”) pursuant to which, for a period of six months following the Separation Date (the “Transition Period”), Mr. Jebsen will remain at the Company in an advisory role. The Transition Period can be terminated upon 30 days’ notice by either party or immediately by the Company for cause (as defined in the Jebsen Consulting Agreement). During the Transition Period, the Company will pay Mr. Jebsen for his advisory services at a rate of $275 per hour.

The foregoing summaries of the material terms of the Danforth Consulting Agreement, Jebsen Separation Agreement, and Jebsen Consulting Agreement are subject to the full and complete terms of the agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
Chief Executive Officer

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